UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12935	20-0467835

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas	75024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 673-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On May 14, 2010, Denbury Resources Inc., a Delaware corporation (“Denbury”), closed its previously announced sale of certain oil and natural gas properties and related assets, primarily located in the Permian Basin in West Texas and southeastern New Mexico; the Mid-continent area, which includes the Anadarko Basin in Oklahoma, Texas, and Kansas; and the East Texas Basin (the “Southern Assets”) to Quantum Resources Management, LLC for total cash consideration of approximately $900 million, excluding closing adjustments and divestiture-related expenditures. Denbury used the proceeds from the divestiture to reduce outstanding borrowings under its revolving credit facility.
     The sale price for the Southern Assets was determined based on arm’s length negotiations. Prior to the sale, there were no material relationships between Quantum, on the one hand, and Denbury or any of its affiliates, directors, officers, or any associate of such directors or officers, on the other hand.
     The foregoing description of the sale does not purport to be complete and is qualified in its entirety by reference to the purchase and sale agreement, a copy of which is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.
     In addition, as previously disclosed in Denbury’s Current Report on Form 8-K filed on March 12, 2010, Denbury consummated the merger with Encore Acquisition Company (“Encore”), with Denbury surviving the merger. In addition, as previously disclosed in Denbury’s Current Report on Form 8-K filed on January 6, 2010, Denbury completed the sale of its Barnett Shale natural gas assets. This Current Report on Form 8-K incorporates by reference the audited annual financial statements of Encore and includes Denbury’s unaudited pro forma financial statements required by Item 9.01.
Item 7.01 Regulation FD Disclosure.
     On May 14, 2010, Denbury issued a press release announcing, among other things, the closing of the previously announced sale of the Southern Assets. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

Audited Consolidated Financial Statements of Encore as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008, and 2007 (incorporated by reference to Exhibit 99.1 of Denbury’s Current Report on Form 8-K, filed with the SEC on March 4, 2010).

(b)	Pro Forma Financial Information

Unaudited Pro Forma Financial Information of Denbury as of and for the three months ended March 31, 2010, and for the year ended December 31, 2009, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Exhibits
2.1	Purchase and Sale Agreement, dated March 31, 2010, effective May 1, 2010, by and between Encore Operating, L.P., as Seller, and Quantum Resources Management, LLC, as Buyer (incorporated by reference to Exhibit 2.2 to Denbury’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2010).

99.1	Press Release dated May 14, 2010 regarding the closing of the sale of certain properties in the southern region.

99.2	Unaudited Pro Forma Financial Information of Denbury as of and for the three months ended March 31, 2010, and for the year ended December 31, 2009.

99.3	Audited Consolidated Financial Statements of Encore as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008, and 2007 (incorporated by reference to Exhibit 99.1 of Denbury’s Current Report on Form 8-K, filed with the SEC on March 4, 2010).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: May 20, 2010	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President — Accounting (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated March 31, 2010, effective May 1, 2010, by and between Encore Operating, L.P., as Seller, and Quantum Resources Management, LLC, as Buyer (incorporated by reference to Exhibit 2.2 to Denbury’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2010).

99.1	Press Release dated May 14, 2010 regarding the closing of the sale of certain properties in the southern region.

99.2	Unaudited Pro Forma Financial Information of Denbury as of and for the three months ended March 31, 2010, and for the year ended December 31, 2009.

99.3	Audited Consolidated Financial Statements of Encore as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008, and 2007 (incorporated by reference to Exhibit 99.1 of Denbury’s Current Report on Form 8-K, filed with the SEC on March 4, 2010).